                                 [GYMBOREE LOGO]


EMBARGOED UNTIL 1:00 PM PST, TUESDAY, MAY 20, 2003

                                          INVESTOR RELATIONS CONTACT:
                                          Myles McCormick
                                          Tel: 650/696-2933
                                          myles_mccormick@gymboree.com

                                          MEDIA RELATIONS CONTACT:
                                          Jennifer Bonzagni Marshall
                                          Tel: 650/373-7637
                                          jennifer_bonzagni@gymboree.com



           THE GYMBOREE CORPORATION REPORTS FIRST QUARTER 2003 RESULTS

BURLINGAME, Calif., May 20, 2003 - The Gymboree Corporation (NASDAQ: GYMB) today reported net income of $7.3 million or $0.24 per diluted share for the first fiscal quarter ended May 3, 2003, compared to $6.1 million or $0.20 per diluted share for the first fiscal quarter ended May 4, 2002. Net sales from retail operations for the first fiscal quarter of 2003 were $136.1 million, an increase of 5% compared to net sales from retail operations of $129.6 million in the first fiscal quarter last year. Comparable store sales for the 13-week period ended May 3, 2003, increased 2%, compared to a 4% increase in comparable store sales for the same period last year. Total net sales, including sales from Gymboree Play & Music operations, were $139.5 million, an increase of 4% compared to total net sales of $133.6 million in the first fiscal quarter last year.

"We've consistently delivered on our promise to provide great product and service to our customers and, as a result, we were able to hit the first quarter expectations we set last year," said Lisa Harper, chairman and chief executive officer, The Gymboree Corporation.

BUSINESS OUTLOOK

The Gymboree Corporation provided guidance for upcoming comparable store sales. The Company projects that comparable store sales in May will be in the range of flat to positive low single digits compared to the same period last year. It also anticipates comparable store sales in the second fiscal quarter to be in the positive low single digits.

The Company reaffirmed its earnings guidance for the second, third and fourth quarters: the Company expects earnings per diluted share to be in the range of ($0.04) to ($0.02), $0.33 to $0.35, and $0.41 to $0.43, respectively. For the full fiscal year, the Company now expects earnings per diluted share to be in the range of $0.94 to $1.00.

MANAGEMENT PRESENTATION

A discussion of first quarter 2003 earnings results will be available to interested parties at 1:30 p.m. Pacific (4:30 p.m. Eastern) on Tuesday, May 20. To listen to the live broadcast over the Internet, please log on to gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls & Web casts." A replay of the call will be available through midnight Eastern on May 27, 2003, at 703-925-2533, pass code 6414309, as well as on our Web site at the same location as the live Web cast.

ABOUT THE GYMBOREE CORPORATION

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of May 3, 2003, the Company operated a total of 589 stores: 576 Gymboree(R) retail stores (528 in the United States, 24 in Canada, and 24 in Europe) and 13 Janie and Jack(TM) retail shops in the United States. The Company also operates online stores at gymboree.com and janieandjack.com, and offers directed parent-child developmental play programs at 536 franchised and company-operated centers in the United States and 24 other countries.

FORWARD-LOOKING STATEMENTS

The foregoing sales figures for the first fiscal quarter of 2003 are un-audited, and could differ materially from those indicated. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise and service levels, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission.

                                      # # #

                            THE GYMBOREE CORPORATION

                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)
                                   (UNAUDITED)

                                                           13 WEEKS ENDED
                                                      ------------------------
                                                        MAY 3,        MAY 4,
                                                         2003          2002
                                                      ---------      ---------
Net sales:
  Retail                                                136,082      $ 129,612*
  Play & music                                            3,373          3,989
                                                      ---------      ---------
                                                        139,455        133,601
Cost of goods sold, including buying
   & occupancy expenses                                 (80,634)       (76,447)*
                                                      ---------      ---------
 Gross profit                                            58,821         57,154
Selling, general and administrative expenses            (46,926)       (47,393)
                                                      ---------      ---------
 Operating income                                        11,895          9,761
Foreign exchange gains (losses)                            (226)           342
Interest income (expense), net                              137           (201)
                                                      ---------      ---------
 Income before income taxes                              11,806          9,902
Income tax expense                                       (4,545)        (3,812)
                                                      ---------      ---------
  Net income                                          $   7,261      $   6,090
                                                      =========      =========
Net income per share:
 Basic                                                $    0.25      $    0.21
 Diluted                                              $    0.24      $    0.20
Weighted average shares outstanding:
 Basic                                                   29,314         28,796
 Diluted                                                 30,609         30,473
Number of stores at end of period                           589            577

----------
*     Prior year amounts were reclassified to conform to the 2003 presentation.


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            MAY 3,     FEBRUARY 1,    MAY 4,
                                                             2003         2003         2002
                                                           --------    ----------    --------
CURRENT ASSETS
 Cash and cash equivalents                                 $ 60,133     $ 60,628     $ 23,644
 Accounts receivable                                          7,610        7,506        7,019
 Merchandise inventories                                     50,504       62,561       51,485
 Prepaid expenses and deferred taxes                         11,537       10,764       28,440
                                                           --------     --------     --------
    Total current assets                                    129,784      141,459      110,588
                                                           --------     --------     --------

PROPERTY AND EQUIPMENT, NET                                 104,733      106,464      105,254
LEASE RIGHTS, DEFERRED TAXES AND OTHER ASSETS                 6,767        7,213        4,105
                                                           --------     --------     --------
 TOTAL ASSETS                                              $241,284     $255,136     $219,947
                                                           ========     ========     ========

CURRENT LIABILITIES
 Current portion of long term debt                         $      -     $      -     $    699
 Accounts payable                                            10,252       27,150       10,616
 Accrued liabilities                                         32,462       37,570       26,409
                                                           --------     --------     --------
    Total current liabilities                                42,714       64,720       37,724
                                                           --------     --------     --------

LONG TERM LIABILITIES
 Long term debt, net of current portion                          --           --        8,603
 Deferred rent and other liabilities                         20,734       20,998       23,877
STOCKHOLDERS' EQUITY                                        177,836      169,418      149,743
                                                           --------     --------     --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $241,284     $255,136     $219,947
                                                           ========     ========     ========